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September 5, 1996                        GRANT THORNTON
                                         GRANT THORNTON LLP Accountants and
                                               Management Consultants

                                               The U.S. Member Firm of
                                               Grant Thornton International

Securities and Exchange Commission
Washington, D.C.  20549

RE:   Discovery Technologies, Inc.
      File No. 0-18606

Dear Sir or Madam:

We have read Item 4 of the Form 8- K of Discovery Technologies, Inc. dated August 27, 1996, and agree with the statements contained therein as they pertain to Grant Thornton LLP.

Very truly yours,

/s/ Grant Thornton LLP